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                                                                EXHIBIT 99.3

                            Lucent Technologies Inc.
                 Schedule II - Valuation and Qualifying Accounts
                               Dollars In Millions

             Column A                    Column B            Column C             Column D            Column E

-------------------------------       ------------   -----------------------     ----------         -----------

                                                     -------Additions-------
                                       Balance at    Charged to    Charged to                       Balance at
            Description               Beginning of    Costs &      Other Accounts                         End
                                        Period       Expenses      (net)         Deductions          of Period
----------------------------------------------------------------------------------------------------------------
Year 1998

Allowance for doubtful accounts           352           115          (59)            16(a)              392
Reserves related to business restructuring
  and facility consolidation (d)          569             -            -            318(b)              251
Deferred tax asset valuation allowance    234            31           45             49                 261
Inventory valuation                       637           146           30            177                 636

Year 1997

Allowance for doubtful accounts           273           111            5             37(a)              352
Reserves related to business restructuring
  and facility consolidation (d)        1,289             -            -            720(b)              569
Deferred tax asset valuation allowance    208            86            3             63                 234
Inventory valuation                       644           221           19            247                 637

Year 1996

Allowance for doubtful accounts           248            64            -             39(a)              273
Reserves related to business restructuring
  and facility consolidation (d)        1,907             -            -            618(b)            1,289
Deferred tax asset valuation allowance    142             7          102(c)          43                 208
Inventory valuation                       790            92            9            247                 644
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(a) Amounts written off as uncollectible, payments or recoveries.
(b) Included in these deductions were cash payments of $176, $483 and $456 for the years ended September 30, 1998 and 1997, and for the nine months ended
    September 30, 1996, respectively. In addition, Lucent reversed $100, $201 and $98 for the years ended September 30, 1998 and 1997, and for the nine months ended September 30, 1996, respectively. See Note 6 of the Notes to
    Supplemental Consolidated Financial Statements in Exhibit 99.1 for
    Background information.
(c) Relates to net asset additions and net liability reductions from AT&T. See
    Note 1 of the Notes to Supplemental Consolidated Financial Statements in
    Exhibit 99.1 for Background information.
(d) Certain prior year amounts have been reclassified to conform to the 1998 presentation